UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K`

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):       August 22, 2011

Colorado Rare Earths, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12 North Washington Street, Montoursville, Pennsylvania 17754
(Address of principal executive offices)

Registrant's telephone number, including area code:   (570) 368-7633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.01   Completion of Acquisition or Disposition of Assets.

On July 18, 2011, Colorado Rare Earths, Inc. (“CRE”) entered into an agreement to acquire U.S. Rare Earths, Inc., a Delaware corporation (“U.S. Rare Earths”).  U.S. Rare Earths owns certain mining and/or mineral claims and/or leases located in and around the Lemhi Mining District of Idaho and the Montana / Beaverhead District.  On August 22, 2011, the parties to the transaction effected a closing.

The acquisition is structured as a triangular merger whereby U.S. Rare Earths merges with and into Seaglass Holding Corp. (“Seaglass”), our wholly owned subsidiary.  Seaglass is the surviving corporate entity as our subsidiary and U.S Rare Earths will be dissolved.

Pursuant to the terms of the agreement, U.S. Rare Earths stockholders will exchange 100% of U.S. Rare Earths’ outstanding common stock for 5,000,000 unregistered shares of CRE’s authorized, but previously unissued common stock.  The amount of shares to be issued was negotiated between the parties and the 5,000,000 shares will represent approximately 25% of CRE’s total outstanding shares following the transaction.  Following the acquisition, CRE plans to change its corporate name to U.S. Rare Earths, Inc.  We expect the name change will be made effective in late September 2011.  CRE also anticipates naming two new directors to the CRE Board of Directors, to be designated by U.S. Rare Earths.

Two principals of U.S. Rare Earths, Edward F. Cowle and H. Deworth Williams, are principal stockholders of CRE and Mr. Cowle is a director of CRE.  Each of Messrs. Cowle and Williams owns approximately 19.6% of CRE’s currently outstanding common shares.  Because of the related nature of the parties to the transaction, CRE endeavored to conduct an independent investigation of U.S. Rare Earths and its properties and research the merits and value of acquiring U.S. Rare Earths.

CRE’s Chief Executive officer and director, Michael D. Parnell, oversaw the investigation and consulted with other directors, officers, advisors and principal stockholders of CRE not related to U.S. Rare Earths.  The company researched information and documents related to the U.S. Rare Earths properties and consulted with other persons familiar with the properties and the industry.  Following the review of all available information, we determined that the acquisition of U.S. Rare Earths presents a unique opportunity for the company and will compliment the claims and leases presently owned by our subsidiary, Seaglass.  We also believe that the acquisition was accomplished for a fair, negotiated consideration and the acquisition is in the best interest of our stockholders.

Business of Colorado Rare Earths, Inc.

Colorado Rare Earths, Inc. is a mineral claims acquisition company.  In December 2010, CRE acquired certain mining and mineral claims and leases located in Gunnison County, Colorado, Freemont County, Colorado and Custer County, Colorado.

CRE also operates through its subsidiaries, Media Depot and Media Max (“Media Group”), a national agency specializing in co-op advertising.  The Media Group offers an array of services ranging from buying and planning media in radio, TV, cable, print or outdoor advertising, to creating print ads and producing electronic commercials.  It also offers a full line of advertising services to manufacturers, distributors and dealers.

Following the acquisition of mineral claims in December 2010, CRE has continued to explore the possibility of acquiring additional interest, primarily those with the possibility of deposits of rare earth elements.  Rare earth elements are essential for a diverse and expanding array of high-technology applications and for many current and emerging alternative energy technologies, such as electric vehicles, energy-efficient lighting, and wind power.  Examples of products that use rare earth elements are computer hard drives, smart phones, TV screens and wind turbines.  Rare earth elements are also critical for a number of key defense systems such as lasers, radar, missile-guidance systems and other electronics.

CRE presently owns a 100% interest in a group of Colorado, unpatented, mineral claims, the Iron Hill Property, located in Gunnison County, and a 100% interest in a group of unpatented mineral claims including the Wet Mountains Property, located in Freemont and Custer Counties.  Management has created an advisory board and is active in exploring possible alternatives of exploiting the company’s mineral assets, including acquiring additional claims.

Item 3.02  Unregistered Sales of Equity Securities.

In consideration for the acquisition, CRE will issue 5,000,000 unregistered shares of its authorized, but previously unissued shares of common stock, to the stockholders of U.S. Rare Earths or assigns in exchange for 100% of the outstanding shares of U.S. Rare Earths.

CRE commenced in the first quarter of 2011, a private offering whereby we have sold 80 units of securities, each unit consisting of 17,544 shares of common stock and 17,544 warrants to purchase shares of common stock (the “Units”). Each Unit was offered at a subscription price of $50,000.  We have received aggregate proceeds of $4.0 million.  The total number of investors is 40.  Each warrant included in the Units is exercisable for a period of 5 years at $4.85 per share.

The offer and sale of the Units is being made pursuant to a private offering to qualified investors pursuant to the exemptions from registration under the Securities Act of 1933 provided by Section 4(2) and by Regulation D, Rule 506 promulgated under the Act.

Item  5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officer.

In connection with the acquisition of U.S. Rare Earths, the Board of Directors has resolved to appoint up to two new directors, to be designated by U.S. Rare Earths.  The appointments have not yet been made.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The financial statements required by this item are not included in this Current Report on Form 8-K.  The financial statements will be provided in an amended report, which will be filed not later than 71 calendar days after the date that this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not included in this Current Report on Form 8-K.  The pro forma financial information will be provided in an amended report, which will be filed not later than 71 calendar days after the date that this initial report on Form 8-K must be filed.

(d)	Exhibits

2.1
Agreement and Plan of Merger, dated July 18, 2011, by and among Colorado Rare Earths, Inc., Seaglass Holding Corp., and U.S. Rare Earths, Inc.  [Previously filed as an Exhibit to Form 8-K filed on July 22, 2011]

Notes about Forward-looking Statements

Statements contained in this current report that are not historical facts may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colorado Rare Earths, Inc.

Date: August 26, 2011	By /S/ Michael D. Parnell
Michael D. Parnell
CEO